As filed with the Securities and Exchange Commission on February 9, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

GOPRO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0629474
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3025 Clearview Way
San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

2024 Equity Incentive Plan
2024 Employee Stock Purchase Plan

(Full Title of the Plans)
______________________

Nicholas Woodman
Chief Executive Officer
GoPro, Inc.
3025 Clearview Way
San Mateo, CA 94402
(Name and Address of Agent For Service)

(650) 332-7600
(Telephone Number, including area code, of agent for service)
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of GoPro, Inc. (the “Registrant”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933 (the “Securities Act”) to register up to 25,000,000 shares of Class A Common Stock for offer and sale under the GoPro, Inc. 2024 Equity Incentive Plan (the “2024 EIP) and 10,500,000 shares of Class A Common Stock for offer and sale under the GoPro, Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP” and with the 2024 EIP, the “2024 Plans"). In connection with the adoption of the 2024 Plans, no further awards will be made under the Registrant’s 2014 Equity Incentive Plan or 2014 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.
The information required by this Item 1 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
The information required by this Item 2 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 9, 2024 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)
the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36514) filed with the Commission on June 20, 2014, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (the “DGCL”), the
Registrant’s Restated Certificate of Incorporation, as amended to date (the “Charter”), and the Registrant’s Amended and Restated Bylaws (the
"Bylaws").

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may also indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The Charter provides that “no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

The Bylaws provide “any person who was or is a party or is threatened to be made a party to any Action by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director or officer of the corporation, or by reason of the fact that such person is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the corporation as a fiduciary of an employee benefit plan or as an employee or agent of the corporation, shall be indemnified by the corporation, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, against (a)
expenses, including, without limitation attorneys'’ fees actually and reasonably incurred in connection with any Action; (b) amounts actually and reasonably incurred in settlement of any Action; and (c) judgments, fines, penalties or other amounts actually incurred pursuant to an adjudication of liability in connection with any Action; provided, however, that no director or officer shall be entitled to indemnification under this section unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.”

The Registrant also maintains director and officer insurance coverage against certain liabilities for actions taken in their capacities as such. In addition, each executive officer and director is a party to a written indemnification agreement to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the Charter and the Bylaws and to provide additional procedural protections.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.01	Restated Certificate of Incorporation of the Registrant, with Certificate of Change of Registered Agent and/or Registered Office.	10-K	001-36514	3.01	February 15, 2019
4.02	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-200038	3.02	November 10, 2014
4.03	Form of Registrant’s Class A common stock certificate.	S-1	333-196083	4.01	May 19, 2014
4.04	Registrant's 2024 Equity Incentive Plan, as amended, and forms thereunder.	8-K	001-36514	10.1	June 9, 2023
4.05	Registrant's 2024 Employee Stock Purchase Plan and forms thereunder.	8-K	001-36514	10.2	June 9, 2023
5.01	Opinion and Consent of Fenwick & West LLP.					X
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
24.01	Power of Attorney (included on signature page).					X
107.1	Filing Fee Table					X

Item 9. Undertakings.

a.The undersigned Registrant hereby undertakes:

1.to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

i.to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, GoPro, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 9th day of February, 2024.

GoPro, Inc.

By:	/s/ Nicholas Woodman
Nicholas Woodman Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS , that the undersigned officers and directors of GoPro, Inc., a Delaware corporation, do hereby constitute and appoint Nicholas Woodman and Brian McGee, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Nicholas Woodman	Chief Executive Officer, Chairman and Director	February 9, 2024
	Nicholas Woodman	(Principal Executive Officer)

By:	/s/ Brian McGee	Chief Financial Officer and Chief Operating Officer	February 9, 2024
	Brian McGee	(Principal Financial and Accounting Officer)

By:	/s/ Tyrone Ahmad-Taylor	Director	February 9, 2024
Tyrone Ahmad-Taylor

By:	/s/ Kenneth Goldman	Director	February 9, 2024
Kenneth Goldman

By:	/s/ Peter Gotcher	Director	February 9, 2024
Peter Gotcher

By:	/s/ Shaz Kahng	Director	February 9, 2024
Shaz Kahng

By:	/s/ Alexander Lurie	Director	February 9, 2024
Alexander Lurie

By:	/s/ Susan Lyne	Director	February 9, 2024
Susan Lyne

By:	/s/ Frederic Welts	Director	February 9, 2024
Frederic Welts

By:	/s/ Lauren Zalaznick	Director	February 9, 2024
Lauren Zalaznick